Exhibit 107

Calculation of Filing Fee Table

Form 424(b)(7)
(Form Type)

AMC Entertainment Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	AMC Preferred Equity Units, each constituting a depositary share representing a 1/100th interest in a share of Series A Convertible Participating Preferred Stock	Rule 457(c) and 457(r)	232,439,472 (1)	1.74(2)	$403,282,483.92	0.0001102	$44,441.73	N/A	N/A	N/A	N/A
Fees to be paid	Equity	Class A Common Stock issuable upon conversion of the AMC Preferred Equity Units	Rule 457(i)	232,439,472	- (4)	-	-	-	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$403,282,483.92		$44,441.73
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$44,441.73

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional AMC Preferred Equity Units to be offered or issued from stock splits, stock dividends, recapitalizations, or similar transactions with respect to the AMC Preferred Equity Units being registered.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the high and low prices for a share of the registrant’s AMC Preferred Equity Units on March 2, 2023, as reported on the New York Stock Exchange.
(3)	Calculated in accordance with Rules 456(b) and 457(r) under the Securities Act. Represents payment of registration fees previously deferred in connection with the Registration Statement on Form S-3ASR (File No. 333-266536) paid herewith.
(4)	No additional consideration will be received upon conversion of such AMC Preferred Equity Units, and therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act.